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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under Rule 14a-12
IntraBiotics Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTRABIOTICS PHARMACEUTICALS, INC.
1245 Terra Bella Avenue
Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2002

TO THE STOCKHOLDERS OF INTRABIOTICS PHARMACEUTICALS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 5, 2002 at 8:00 a.m. local time at the Company's offices located at 1245 Terra Bella Avenue, Mountain View, California for the following purposes:

  1.
  To elect three directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected.

  2.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 70,000,000 shares.

  3.
  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 15, 2002, as the record date for the determination of stockholders entitled to notice and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Robert L. Jones Secretary

Mountain View, California
April 24, 2002

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

INTRABIOTICS PHARMACEUTICALS, INC.
1245 Terra Bella Avenue
Mountain View, CA 94043

PROXY STATEMENT
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

June 5, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation ("IntraBiotics" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, June 5, 2002, at 8:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1245 Terra Bella Avenue, Mountain View, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2002 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on April 15, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 15, 2002 the Company had outstanding and entitled to vote 35,912,645 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Except for Proposal 2, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, abstentions and broker non-votes will have the same effect as negative votes.

VOTING VIA THE INTERNET OR BY TELEPHONE

        Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

        The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

        Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern time on June 4, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1245 Terra Bella Avenue, Mountain View, California 94043, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 26, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on March 7, 2003, nor earlier than the close of business on February 6, 2003. Stockholders are advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors is presently composed of eight members. There are three directors in the class whose term of office expires in 2002. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING:

        Kathleen D. LaPorte, age 40, was elected Acting Chairman of the Board in November 2001, and has served as a director of the Company since January 1994. Since 1993, Ms. LaPorte has been affiliated with the Sprout Group, the venture capital affiliate of Credit Suisse First Boston, and is currently a General Partner. From August 1987 to January 1993, Ms. LaPorte was a Principal at Asset Management Company, a venture capital firm focused on early stage technology investments. Ms. LaPorte is a member of the boards of directors of six privately held companies.

        Gary A. Lyons, age 51, has served as a director of the Company since December 1999. From 1993 to the present, Mr. Lyons has been President and Chief Executive Officer of Neurocrine Biosciences, Inc., a biopharmaceutical company. From 1983 to 1993, Mr. Lyons was affiliated with Genentech, Inc. and served as Vice President of Business Development and Vice President of Sales. He is a member of the Board of Directors of Vical Inc., a gene delivery biopharmaceutical company.

        Jane E. Shaw, Ph.D., age 63, has served as director of the Company since August 1996 and served as Chairman of the Board of the Company from August 1996 to October 2000. Dr. Shaw is Chairman and Chief Executive Officer of AeroGen, Inc., a pulmonary drug delivery company. From 1987 to 1994, she was President and Chief Operating Officer of ALZA Corporation, a pharmaceutical company. Dr. Shaw is also a member of the Board of Directors of Intel Corporation, McKesson HBOC, Inc. and Boise Cascade Corporation.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING:

        John M. Padfield, Ph.D., age 55, has served as a director of the Company since June 1998. From 1999 to the present, Dr. Padfield has been the Chief Executive Officer of Amersham Health, a predictive and therapeutic medicine company based in Buckinghamshire, England and a member of the Board of Directors of Amersham plc, a pharmaceutical and biotechnology company. From 1994 to 1999, Dr. Padfield has served as Chief Executive Officer of Chiroscience Group plc, an emerging pharmaceutical company based in Cambridge, England. He also is the past Chairman of the Board of the BioIndustry Association in the United Kingdom. From 1979 to 1994, Dr. Padfield was affiliated with Glaxo Holdings plc, where he held board positions in several subsidiary companies, most recently as Managing Director of Glaxo Manufacturing Services Ltd.

        Henry J. Fuchs, M.D., age 44, has served as a director of the Company since November 2001. Dr. Fuchs joined IntraBiotics as Vice President, Clinical Affairs in October 1996, and was appointed President and Chief Operating Officer in November 2001. From 1987 to 1996, Dr. Fuchs held various positions at Genentech, a biotechnology company, where, among other things, he had responsibility for the clinical program that led to the approval for Genentech's Pulmozyme®. Dr. Fuchs was also responsible for the phase III development program that led to the approval of Herceptin® to treat metastatic breast cancer. Dr. Fuchs received a M.D. degree from George Washington University and a B.A. degree in biochemical sciences from Harvard University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING:

        Michael F. Bigham, age 44, has served as a director of the Company since October 1996. Mr. Bigham is currently Vice Chairman of Corixa Corporation, a publicly-traded biotechnology company focused on treatments for autoimmune disorders, oncology and infectious disease. From 1996 to December 2000, Mr. Bigham served as President and Chief Executive Officer of Coulter Pharmaceuticals, a biotechnology company that was merged into Corixa Corporation in December 2000. Prior to joining Coulter Pharmaceuticals, he was Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., a biotechnology company, where he worked from 1988 to 1996. From 1984 to 1988, Mr. Bigham worked for Hambrecht & Quist, LLC where he was the co-head of Healthcare Investment Banking. He is a member of the Boards of Directors of Corixa Corporation, two private companies and a Trustee of the Western Folklife Center, a non-profit cultural organization.

        Liza Page Nelson, age 42, has served as a director of the Company since December 1999. From 1998 to the present, Ms. Nelson has been a Managing Director at Investor Growth Capital, Inc., a private equity investment group that advises Investor AB and its affiliates (including Investor Growth Capital Limited) on global investments in healthcare and information technology. Investor AB is an industrial holding company publicly traded in Stockholm and London. From 1988 to 1998, Ms. Nelson was affiliated with Pfizer Inc, a pharmaceutical company, where she held a variety of business development and strategic planning positions including Senior Director-Business Development for Pfizer US Pharmaceuticals and Pfizer Health Solutions, Inc. Ms. Nelson is a member of the Boards of Directors of Axcan Pharma Inc., a pharmaceutical company, and of two private companies.

        Jack S. Remington, M.D., age 71, has served as a director of the Company since October 1996. Dr. Remington is a nationally recognized authority in the field of infectious disease medicine, and received the 1996 Bristol Award of the Infectious Disease Society of America (IDSA). He currently serves as Professor, Department of Medicine, Division of Infectious Diseases and Geographic Medicine, Stanford University School of Medicine and as Chairman of the Department of Immunology and Infectious Diseases at the Research Institute of the Palo Alto Medical Foundation. In addition, Dr. Remington consults to leading pharmaceutical companies with regard to antibiotic research and development and serves on numerous editorial boards of medical journals. He is a past President of the Infectious Disease Society of America.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2001, the Board of Directors held nine meetings and acted by unanimous written consent three times. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. It met five times during the last fiscal year. The Audit Committee is composed of three outside directors: Ms. LaPorte, Ms. Nelson and Dr. Shaw. All members of the Company's Audit Committee are independent as defined in Rule 4200(a)(14) of the NASD listing standards.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors: Mr. Bigham, Dr. Padfield and Dr. Shaw. It met five times during such fiscal year and acted by unanimous written consent one time.

        During the fiscal year ended December 31, 2001, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and Ernst & Young LLP, the independent auditors, are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee reviewed with the independent auditor their judgments as to the quality not just the acceptability, of the Company's accounting principles.

        The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent auditors have discussed the auditors' independence from the Company and its management, including the matters in those written disclosures. Additionally, the Committee considered the other non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services.

        The Audit Committee has discussed with the Company's independent auditors, with and without management present, the results of their examination, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors on February 6, 2002, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

AUDIT COMMITTEE

Jane E. Shaw, Ph.D., Director, Chairman of the Audit Committee
Kathleen D. LaPorte, Acting Chairman of the Board
Liza Page Nelson, Director

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 50,000,000 shares to 70,000,000 shares.

        The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        In addition to the 29,798,203 shares of Common Stock outstanding at December 31, 2001, the Board has reserved 8,559,542 shares for issuance upon exercise of options and rights granted under the Company's stock option and stock purchase plans, and 700,000 shares of Common Stock which may be issued upon exercise of a warrant. Additionally, on February 1, 2002, the Company issued 5,900,000 shares of Common Stock in a private placement.

        Although at present the Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products.

        The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

        The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve this amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        AUDIT FEES.    For the fiscal year ended December 31, 2001, the aggregate fees to Ernst & Young LLP for the audit of the Company's financial statements and for the review of the Company's interim financial statements was $197,593.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.    During the fiscal year ended December 31, 2001, the Company did not have any fees to Ernst & Young LLP for information technology consulting.

        ALL OTHER FEES.    During fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit fees was $54,125, including audit related services of $34,250 and non-audit services of $19,875 (tax return preparation). Audit related services generally include fees for registration statements filed with the Securities and Exchange Commission and accounting consultations.

        The Audit Committee has determined the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

        During the fiscal year ended December 31, 2001, none of the total hours expended on the Company's financial audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP's full-time permanent employees.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

        Our executive officers of the Company and certain information about them as of March 1, 2002 are detailed below. Kenneth J. Kelley, the Company's Chief Executive Officer, President and Chairman of the Board resigned from his position as Chief Executive Officer and President and resigned as Chairman of the Board on November 29, 2001, but remained as a non-executive employee until January 31, 2002. Henry J. Fuchs, M.D., our Vice President of Clinical Affairs, was promoted to President and Chief Operating Officer and elected as a director on November 29, 2001. On January 4, 2002, Eric H. Bjerkholt joined IntraBiotics as Senior Vice President and Chief Financial Officer.

Name	Age	Position
Henry J. Fuchs, M.D.	44	President, Chief Operating Officer and Director
Eric H. Bjerkholt	42	Senior Vice President and Chief Financial Officer
Natalie L. McClure, Ph.D.	49	Senior Vice President, Product Development

        Henry J. Fuchs, M.D. was appointed President, Chief Operating Officer and Director of the Company in November 2001. Dr. Fuchs joined the Company as Vice President, Clinical Affairs in October 1996. From 1987 to 1996, Dr. Fuchs held various positions at Genentech, a biotechnology company, where among other things, he had responsibility for the clinical program that led to the approval for Genentech's Pulmozyme®. Dr. Fuchs was also responsible for the phase III development program that led to the approval of Herceptin® to treat metastatic breast cancer. Dr. Fuchs received a M.D. degree from George Washington University and a B.A. degree in biochemical sciences from Harvard University.

        Eric H. Bjerkholt joined the Company as Senior Vice President and Chief Financial Officer in January 2002. From 1999 until 2002, Mr. Bjerkholt was founder, and at various times, Chief Financial Officer, President and Chief Executive Officer of LifeSpring Nutrition, a privately-held nutraceutical company. Mr. Bjerkholt has seven years of experience in healthcare investment banking, including as a Vice President at J.P. Morgan & Co., Inc. from September 1990 to January 1997, where he was responsible for a large number of equity and other transactions in the biotechnology, pharmaceutical and other healthcare sectors. Mr. Bjerkholt received his M.B.A. from Harvard Business School and a Cand. Oecon degree in mathematical economics from the University of Oslo. Mr. Bjerkholt has also held appointments as Senior Economist with the Norwegian Ministry of Finance and as an Economist with the United Nations. He is a member of the board of directors of a privately-held company.

        Natalie L. McClure, Ph.D. was promoted to Senior Vice President, Product Development of the Company in January 2002. Dr. McClure joined the Company as Vice President, Regulatory Affairs in October 1999. As part of the corporate restructuring in May, 2001, Dr. McClure was designated as Vice President, Product Development with responsibility for pharmaceutical development, project management, regulatory affairs, quality assurance and medical writing. Dr. McClure has over 20 years experience in regulatory affairs. From 1993 to 1999, she held various regulatory affairs positions including Vice President, Regulatory Affairs and Quality Assurance for Matrix Pharmaceutical, Inc., a pharmaceutical company. She received her Ph.D. in organic chemistry from Stanford University and her B.S. in chemistry from the University of Michigan.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Common Stock as of March 1, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Investor Growth Capital Ltd.(2) P.O. Box 626 National Westminster House Le Truchot St. Peter Port Guernsey Channel Island GY1 4PW	3,125,000	8.7%
Frank H. Pearl(3) 2099 Pennsylvania Ave., Suite 900 Washington D.C. 20006	2,975,209	8.3
Entities Affiliated with Credit Suisse First Boston, Inc.(4) 11 Madison Avenue New York, NY 10010	2,729,133	7.6
Oscar L. Tang(5) 600 Fifth Ave., 8th Floor New York, NY 10020	2,158,000	6.0
Entities Affiliated with St. Paul Venture Capital, Inc.(6) 10400 Viking Drive, Suite 550 Eden Prairie, MN 55344	1,941,428	5.4
Michael F. Bigham(7)	70,810	*
Kenneth J. Kelley(8)	1,126,278	3.1
Gary A. Lyons(9)	24,750	*
Kathleen D. LaPorte(4)(10)	2,741,698	7.6
Liza Page Nelson(2)(11)	3,130,000	8.7
John M. Padfield, Ph.D.(12)	26,125	*
Jack S. Remington, MD.(13)	19,500	*
Jane E. Shaw, Ph.D.(14)	50,452	*
John C. Fiddes, Ph.D.	145,000	*
Henry J. Fuchs, M.D.(15)	312,973	*
Natalie L. McClure, Ph.D.(16)	115,459	*
Sandra J. Wrobel	0	*
All executive officers and directors as a group (10 people)(17)	6,491,767	17.8

*
Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o IntraBiotics Pharmaceuticals, Inc., 1245 Terra Bella Avenue, Mountain View, California 94043. Applicable percentages are based on 35,803,425 shares outstanding on March 1, 2002, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(2)
Includes 2,187,500 shares held by Investor Growth Capital Limited (Investor Growth) and 937,500 shares held by Investor Group L.P., an affiliate of Investor Growth. Ms. Nelson, a director of IntraBiotics Pharmaceuticals, Inc., is a Managing Director of Investor Growth Capital, Inc. which advises Investor Growth on its investments. In such capacity, Ms. Nelson may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially held by Investor Growth and Investor Group. Ms. Nelson disclaims beneficial ownership of the shares held by Investor Growth and Investor Group within the meaning of Rule 13d-3 under the Securities Act of 1934.

(3)
Includes 1,750,000 shares held by Perseus-Soros BioPharmaceutical Fund, L.P. ("PSBF") and 1,225,209 shares held by New York Life BioVenture Partners LLC ("New York Life"). Mr. Pearl is the sole owner of Perseuspur, LLC, the managing member of Perseus BioTech Fund Partners, LLC, a managing member of Perseus-Soros Partners, LLC, the general partner of PSBF, and may be deemed to beneficially own the shares held by PSBF. Mr. Pearl may also be deemed to beneficially own the shares held by New York Life, for which an affiliate of Mr. Pearl acts as investment adviser.

(4)
Includes 51,665 shares held by Credit Suisse First Boston (USA), Inc. (Credit Suisse USA), a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Also includes 247,962 shares held by DLJ Capital Corporation (DLJ) a wholly-owned subsidiary of Credit Suisse USA, 955,527 shares held by Sprout Capital VI, L.P. (Sprout VI) and 1,450,133 shares held by Sprout Capital VII, L.P. (Sprout VII). DLJ is the managing general partner of Sprout VI and Sprout VII. Also includes 23,846 shares held by Sprout CEO Fund, L.P. (Sprout CEO) of which DLJ is the general partner. Ms. LaPorte, a director of IntraBiotics Pharmaceuticals, Inc., is a Managing Director of DLJ and is a General Partner of the general partners of Sprout VI and Sprout VII. In such capacity, Ms. LaPorte may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by DLJ, Sprout VI, Sprout VII and Sprout CEO. Ms. LaPorte disclaims beneficial ownership of the shares held by DLJ, Sprout VI, Sprout VII and Sprout CEO within the meaning of Rule 13d-3 under the Securities Act of 1934.

(5)
Includes 626,000 shares with respect to which Mr. Tang has sole voting and investment power and 1,532,000 shares with respect to which Mr. Tang shares voting and investment power through an investment advisor or a co-trustee relationship.

(6)
Includes 1,886,828 shares held by St. Paul Fire and Marine Insurance Company (St. Paul Fire and Marine) a wholly-owned subsidiary of The St. Paul Companies, Inc. (St. Paul) and 54,600 shares held by St. Paul Venture Capital IV, L.L.C (St. Paul Venture). St. Paul Fire and Marine is the 99% owner of St. Paul Venture. St. Paul Fire and Marine is a wholly-owned subsidiary of The St. Paul Companies, Inc., who also shares voting power with respect to the shares held by St. Paul Fire and Marine and St. Paul Venture.

(7)
Includes 28,500 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(8)
Includes 517,258 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002. Also includes 10,000 shares held in irrevocable trusts with an independent trustee for Mr. Kelley's children. Mr. Kelley disclaims beneficial ownership of the shares held by his children.

(9)
Includes 23,750 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(10)
Includes 56,850 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(11)
Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(12)
Represents shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(13)
Includes 18,500 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(14)
Includes 36,166 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(15)
Includes 286,873 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(16)
Includes 97,457 shares issuable upon exercise of options exercisable within 60 days of March 1, 2002.

(17)
Includes 5,802,468 shares of Common Stock held by entities affiliated with certain directors and 579,221 shares of Common Stock issuable upon exercise of stock options held by directors and officers that are exercisable within 60 days of March 1, 2002. See Notes 2, 4, 7 and 9 through 16 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Our directors receive no cash compensation for their services as directors, but are reimbursed for their reasonable expenses in attending Board meetings. All directors are eligible to participate in the 2000 Equity Incentive Plan, as amended ("2000 Plan"). Employee directors are eligible to participate in our 2000 Employee Stock Purchase Plan. Options granted to non-employee directors under the 2000 Plan are intended by the Company not to qualify as incentive stock options under the Code.

        The Board of Directors grants to any newly elected non-employee director a nonstatutory stock option to purchase 20,000 shares of Common Stock pursuant to the 2000 Plan at 100% of the fair market value of the Common Stock of the Company on the date of grant, with monthly vesting over a term of four years. In addition, at the first regularly scheduled meeting of each calendar year, the Board of Directors considers granting options to purchase shares of Common Stock pursuant to the 2000 Plan with an exercise price of 100% of the fair market value of the Common Stock of the Company on the date of grant and vesting upon the first anniversary date of the grant, to each non-employee board member serving as a director at the time of such Board of Directors meeting. During the last calendar year, the Board of Directors granted options to purchase 5,000 shares of Common Stock to each of the non-employee directors. The term of the options granted to non-employee directors is ten years. In the event of a sale or disposition of substantially all of the securities or assets of the Company, a merger of the Company with or into another corporation or a consolidation or other change-in-control transaction involving the Company, the 2000 Plan provides that stock awards, including options, held by non-employee directors shall become fully vested and immediately exercisable as of the effective date of the change-in-control of the Company.

        In addition to the standard arrangements described above, options are also granted to non-employee directors on a discretionary basis. During the last fiscal year, the Company granted nonstatutory stock options covering 10,000 shares at an exercise price per share of $1.65 to Mr. Bigham, Mr. Lyons and Dr. Padfield, and 75,000 shares at an exercise price per share of $2.00 to Ms. LaPorte, which was the fair market value of such Common Stock on the date of grant (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of March 1, 2002, no options have been exercised by non-employee directors under the 2000 Plan.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows for the fiscal years ended December 31, 2001, 2000 and 1999, compensation awarded or paid to, or earned by: (i) the Company's Chief Executive Officer; (ii) the other highest compensated executive officers whose compensation exceeded $100,000 at December 31, 2001; and (iii) two former executive officers who departed from the Company during fiscal year 2001 (the "Named Executive Officers"). In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all our salaried employees and certain perquisites and other personal benefits received by the Named Executive

Officers, which do not exceed the lessor of $50,000 or 10% of any such officer's salary and bonus disclosed in this table:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(1)		Securities Underlying Options (#)	All Other Compensation ($)
Kenneth J. Kelley(2) Former President, Chief Executive Officer and Director	2001 2000 1999	330,000 330,000 277,083	50,000 50,000 50,000	— — —	108,750 — —	(3)	240,000 25,000 75,000	— — —
Henry J. Fuchs, M.D.(4) President, Chief Operating Officer and Director	2001 2000 1999	250,000 250,000 221,667	25,000 — —	— — —	72,500 — —	(5)	340,000 12,500 34,791	— — —
Natalie L. McClure, Ph.D. Senior Vice President, Product Development	2001 2000 1999	207,500 190,000 36,458	22,500 — —	— — —	36,250 — —	(6)	112,000 17,500 105,000	— — —
Sandra J. Wrobel(7) Former Chief Financial Officer and Vice President, Business Operations	2001 2000 1999	156,670 235,000 50,000	61,000 — —	— — —	— — —		130,000 12,500 150,000	94,330 — —	(8)
John C. Fiddes, Ph.D.(9) Former Chief Technical Officer and Vice President, Preclinical Research	2001 2000 1999	122,500 210,000 205,423	22,500 — —	— — —	— — —		60,000 12,500 21,875	129,500 — —	(10)

(1)
Dividends on these shares of restricted stock will be paid when, as and if declared on the Company's common stock by the Company's Board of Directors. To date, the Company has not paid any dividends and does not anticipate paying any dividends on its common stock in the foreseeable future.

(2)
Mr. Kelley resigned as President, Chief Executive Officer and Chairman of the Board of the Company on November 29, 2001, but remained as a non-executive employee until January 31, 2002.

(3)
Represents the dollar value of 75,000 shares of restricted stock awarded, based on a market value on the effective date of the grant of $1.45 per share. On December 31, 2001, Mr. Kelley vested in 37,500 shares of restricted stock worth $102,375, based on a closing price of $2.73 per share. The remaining shares were cancelled due to Mr. Kelley's resignation in November 2001.

(4)
Dr. Fuchs was elected President, Chief Operating Officer and a director of the Company on November 29, 2001.

(5)
Represents the dollar value of 50,000 shares of restricted stock awarded, based on a market value on the effective date of the grant of $1.45 per share. On December 31, 2001, Dr. Fuchs vested in 25,000 shares of restricted stock worth $68,250, based on a closing price of $2.73 per share. The remaining will vest in full on June 30, 2006 if Dr. Fuch is still employed with the Company at that time.

(6)
Represents the dollar value of 25,000 shares of restricted stock awarded, based on a market value on the effective date of the grant of $1.45 per share. On December 31, 2001, Dr. McClure vested in 12,500 shares of restricted stock worth $34,125, based on a closing price of $2.73 per share. The remaining will vest in full on June 30, 2006 if Dr. McClure is still employed with the Company at that time.

(7)
In connection with the Company's restructuring during the last fiscal year, Ms. Wrobel was laid off as Chief Financial Officer and Vice President, Business Operations, effective August 31, 2001.

(8)
Includes $22,030 for accrued vacation and $72,300 in severance payments paid to Ms. Wrobel.

(9)
In connection with the Company's restructuring during the last fiscal year, Dr. Fiddes was laid off as Chief Technical Officer and Vice President, Preclinical Research, effective July 31, 2001.

(10)
Includes $24,500 for accrued vacation and $105,000 in severance payments paid to Dr. Fiddes.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 2000 Plan and prior to March 28, 2000, under its 1995 Stock Option Plan (collectively, the "Incentive Plans"). As of March 1, 2002, options to purchase a total of 4,251,545 shares were outstanding under the Incentive Plans and options to purchase 3,752,169 shares remained available for grant under the 2000 Plan.

        The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(4)
		Percent of Total Options Granted to Employees in Fiscal Year(2)
	Number of Securities Underlying Options Granted(1)
Name			Exercise Price ($/Sh)(3)	Expiration Date
						5%	10%
Kenneth J. Kelley	240,000	8.4%	9.5625	1/31/11		1,445,850	3,649,050
Henry J. Fuchs, M.D.	100,000 100,000 140,000	3.5 3.5 4.9	9.5625 2.40 2.00	1/31/11 4/26/11 11/28/11		602,438 151,200 176,400	1,520,438 381,600 445,200
Natalie L. McClure, Ph.D.	52,000 60,000	1.8 2.1	9.5625 1.65	1/31/11 5/18/11		313,268 62,400	790,628 157,410
Sandra J. Wrobel	55,000 75,000	1.9 2.6	9.5625 2.40	1/31/11 4/26/11	(5) (5)	331,341 113,400	836,241 286,200
John C. Fiddes, Ph.D.	60,000	2.1	9.5625	1/31/11	(5)	361,463	912,263

(1)
All options have a term not greater than 10 years from the grant date. The Board of Directors determines the time or times during the term when the options may be exercised. Options generally vest ratably over a period ranging from 18 months to six years.

(2)
Based upon options to purchase an aggregate 2,849,200 shares of Common Stock that were granted in the fiscal year ended December 31, 2001.

(3)
The exercise price per share of each option granted was equal to the fair market value of the Common Stock on the date of the grant.

(4)
Potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exhcnage Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(5)
The options terminated prior to expiration in connection with the Named Executive Officer's departure from the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth as to the Named Executive Officers, information concerning options held as December 31, 2001 and exercised during the fiscal year ended December 31, 2001.

			Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at 12/31/2001(1)
Name	Shares Acquired	Value Realized(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth J. Kelley	—	$—	242,813	471,667	$403,976	$370,500
Henry J. Fuchs, M.D.	—	—	209,623	387,668	371,241	262,552
Natalie L. McClure, Ph.D.	—	—	66,373	168,127	49,279	92,171
Sandra J. Wrobel	56,250	18,089	—	—	—	—
John C. Fiddes, Ph.D.	129,583	120,030	—	—	—	—

(1)
The information regarding the value of unexercised in-the-money options is based on the closing sales price as reported on the Nasdaq Stock Market on December 31, 2001 of $2.73 per share minus the per share exercise price, multiplied by the number of shares underlying the option.

(2)
The information regarding the value realized reflects the fair market value of our Common Stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

        On November 29, 2001, Kenneth J. Kelley resigned as Chief Executive Officer, President and Chairman of the Board of Directors. Under the terms of his Separation and Consulting Agreement, Mr. Kelley remained as a non-executive employee until January 31, 2002. He received a bonus payment equal to $66,000. Mr. Kelley will remain a consultant with us through at least July 31, 2003, and receive ongoing severance payments in the aggregate amount of approximately $550,000, as well as health benefit coverage. In addition, 50% of a restricted common stock award of 75,000 shares granted in July 2001, vested in December 2001, and 50% of Mr. Kelley's unvested stock option grants vested in January 2002. The remaining unvested stock option grants will continue to vest over the remainder of the consulting period. At the end of the consulting period, Mr. Kelley will have 3 months to exercise his options or such options will terminate. In the event a change in control of the Company occurs during the consulting period, all of the unvested shares subject to his stock option grants will vest and become fully exercisable as of the effective date of such change in control, and the Company will be obligated to pay Mr. Kelley a lump sum payment equal to the total amount of the remaining unpaid severance payments if such payments are not assumed by an acquiring entity.

        In connection with the Company's restructuring during the last fiscal year, Dr. Fiddes was laid off as Chief Technical Officer and Vice President, Preclinical Research, effective July 31, 2001. Under the terms of his Separation Agreement, Dr. Fiddes received a single lump sum of $105,000 (in lieu of 6 months base salary), six months accelerated vesting of all unvested stock options from the separation date, as well as six months of health benefit coverage.

        In connection with the Company's restructuring during the last fiscal year, Ms. Wrobel laid off as Chief Financial Officer and Vice President, Business Operations, effective August 31, 2001. Under the terms of her Separation Agreement, Ms. Wrobel received a bonus payment equal to $23,500, a single lump sum of $72,307 (in lieu of 16 weeks base salary), four months accelerated vesting of all unvested stock options from the separation date, as well as four months of health benefit coverage.

        In June 2001, the Board of Directors adopted a Senior Executive Severance Benefit Plan for the benefit of the Company's Named Executive Officers. Under this plan, in the event of a constructive termination or an involuntary termination without cause of an executive officer, other than a Chief Executive Officer, such executive officer is entitled to continue to receive base salary and health benefits for a period of 9 months plus 1 month of additional salary for each complete year of service performed in excess of 2 years of service up to a maximum of 15 months.

        Pursuant to the Company's Amended and Restated 1995 Stock Option Plan and the 2000 Plan, in the event of a sale or disposition of substantially all of the securities or assets of the Company, a merger of the Company with or into another corporation or a consolidation or other change-in-control transaction involving the Company, the remaining unvested shares of any stock awards held by an executive officer shall become fully vested if such executive officer's employment with the Company is involuntarily terminated without cause or voluntarily terminated with good reason within 13 months following the change-in-control of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Compensation Committee is composed entirely of non-employee, independent members of the Board of Directors. Decisions on compensation matters relating to the Company's President and Chief Operating Officer, Henry J. Fuchs, and the Company's other executive officers are generally made by the Compensation Committee. The Compensation Committee also administers the Company's equity benefit plans including the Incentive Plans under which option grants may be made to executive officers and other key employees.

GENERAL COMPENSATION POLICY

        The Compensation Committee's overall policy as to executive compensation is to ensure that an appropriate relationship exists between the total compensation package established for each executive officer and the creation of stockholder value, while at the same time assuring that compensation is sufficiently competitive to motivate and retain key executives. In furtherance of this goal, executive compensation is structured so as to integrate competitive levels of annual base salary with discretionary stock options based upon individual and corporate performance. This annual cash compensation, together with the payment of equity incentives in the form of stock option grants or restricted stock bonuses, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

FACTORS

        Since the Company is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) is not appropriate in evaluating the performance of the executive officers. In particular, the unique nature of the biotechnology industry, specifically, the absence of revenues and the fact that the Company's stock performance is often a consequence of larger market forces than of actual Company achievements, makes it difficult to tie performance objectives to standard financial considerations. The primary factors that were considered in establishing the components of each executive officer's compensation package for the 2001 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

BASE SALARY

        When establishing or reviewing base compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive and his or her level of relevant experience, strategic goals for which the executive has responsibility, specific accomplishments of the executive during the last fiscal year and the compensation levels in effect at companies in the biotechnology industry that compete with the Company for business and executive talent.

        Base salaries are reviewed annually, and adjustments to each executive officer's base salary are made to reflect individual performance. Salary increases are based on survey information taken from the biotechnology industry for companies of similar size (0-150) employees, taking into account that the Company is at the lower end of this range). A major objective, accordingly, is to have base salary levels commensurate with those of comparable positions with similar companies, given the level of seniority and skills possessed by the executive officer in question and the Committee's assessment of such executive's performance over the year.

LONG-TERM INCENTIVE COMPENSATION

        The Compensation Committee has the authority under the 2000 Equity Incentive Plan to provide executives and other key employees with equity incentives including stock option grants or restricted stock bonuses. Generally, the size of each option grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account comparable awards made to individuals in similar positions in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion and the individual's performance in the recent period. The Compensation Committee has also established general guidelines for maintaining the unvested option holdings of each executive officer at a targeted level based upon his or her position with the Company, and option grants are periodically made to maintain the targeted levels. However, the Committee does not strictly adhere to these guidelines, and the relative weight given to each of the foregoing factors varies from individual to individual, as the Compensation Committee deems appropriate under the circumstances.

        The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share equal to the market price on the grant date over a specified period of up to ten years. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price appreciates over the option term. All options currently held by executive officers have an exercise price equal to the fair market value of the Company's Common Stock as of the grant date.

COMPENSATION OF FORMER CHIEF EXECUTIVE OFFICER

        In setting the compensation payable for the 2001 fiscal year to the Company's former Chairman, President and Chief Executive Officer, Kenneth J. Kelley, the Committee reviewed a detailed performance evaluation compiled for Mr. Kelley. Such review considered Mr. Kelley's qualifications, the level of experience brought to his position and gained while in the position, Company goals for which Mr. Kelley had responsibility, specific accomplishments to date, and the importance of Mr. Kelley's individual achievement in meeting company goals and objectives set during the prior year. In addition, the Compensation Committee surveyed the salary levels in effect for chief executive officers in the biotechnology industry of similar size companies.

        In determining Mr. Kelley's compensation level, the Committee sought to establish a competitive rate of base salary, while at the same time tying a significant percentage of his overall compensation package to individual and Company performance, such as the attainment of certain milestones in the testing of clinical products and Mr. Kelley's achievements in recruiting individuals to serve in key positions in the Company. Based on these factors, the Committee decided to maintain Mr. Kelley's base salary level at $330,000. The level of base salary set for Mr. Kelley was in the 25th to 50th percentile range of the surveyed salary for the similar companies.

        To reward performance, IntraBiotics provided its former Chairman, President and Chief Executive Officer with additional current compensation in the form of an executive cash bonus which is competitive with annual incentives provided by other similar companies in the biotechnology industry. For performance in the 2000 fiscal year, Mr. Kelley received cash incentive compensation of $50,000 in 2001.

        During the 2001 fiscal year, the Committee also granted Mr. Kelley options to purchase up to 240,000 shares of the Common Stock under the 2000 Plan, at an exercise price of $9.5625 per share. The grant was intended to provide Mr. Kelley with a meaningful incentive to continue in the Company's employ and contribute to the Company's financial success, as reflected in the future appreciation in the market price of the Common Stock. Additionally, in 2001 the Company issued Mr. Kelley 75,000 shares of restricted stock.

        On November 29, 2001, Mr. Kelley resigned as our President, Chief Executive Officer and Chairman of the Board, but remained as a non-executive employee until January 31, 2002.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to the Company's executive officers for the 2001 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance-based compensation to be paid to the Company's executive officers for fiscal 2002 will exceed that limit. The 2000 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1.0 million level.

COMPENSATION COMMITTEE

Jane E. Shaw, Ph.D., Director
Michael F. Bigham, Director
John M. Padfield, Ph.D., Director

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's Compensation Committee consists of three (3) outsider directors: Mr. Bigham, Dr. Padfield and Dr. Shaw. None of the members of the Compensation Committee was, at any time since our formation, an officer or employee of IntraBiotics. None of our executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on March 28, 2000, the date the Company's Common Stock began public trading on the Nasdaq Stock Market, through December 31, 2001 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index, (iii) the Nasdaq Biotechnology Index and (iv) the H&Q Emerging Biotech Index.(2) All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN(3)
AMONG INTRABIOTICS PHARMACEUTICALS, INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE NASDAQ BIOTECHNOLOGY INDEX AND H&Q EMERGING BIOTECH

(1)
This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)
The Company has selected the H&Q Biotech Index as its new published industry index beginning with this proxy statement. The Company does not intend to use the Nasdaq Biotechnology Index hereafter because it is not a cumulative total return index, as required by the regulations promulgated by the Securities and Exchange Commission under the 1934 Act.

(3)
$100 invested on March 28, 2000 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN TRANSACTIONS

        The Company has entered into indemnity agreements with its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are IntraBiotics stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to: Shareholder Relations, Attention: Russell Hughes, Controller, IntraBiotics Pharmaceuticals, Inc., 1245 Terra Bella Avenue, Mountain View, CA 94043 or contact Russell Hughes at (650)526-6800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert L. Jones Secretary

April 24, 2002

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001, as amended by the Company's Current Report on Form 8-K filed on March 29, 2002, is available without charge upon written request to: Corporate Secretary, IntraBiotics Pharmaceuticals, Inc., 1245 Terra Bella Avenue, Mountain View, CA 94043.

EXHIBIT A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
INTRABIOTICS PHARMACEUTICALS, INC.

        IntraBiotics Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        FIRST:    The name of the Corporation is IntraBiotics Pharmaceuticals, Inc.

        SECOND:    The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on January 19, 1994.

        THIRD:    The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

        The first paragraph of Article IV shall be amended and restated to read in its entirety as follows:

        "IV.

          A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Seventy-Five Million (75,000,000) shares. Seventy Million (70,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five Million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

        FOURTH:    Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, IntraBiotics Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President, Chief Operating Officer and Director on this            day of            , 2002.

INTRABIOTICS PHARMACEUTICALS, INC.
By:
Henry J. Fuchs, M.D. President, Chief Operating Officer and Director

EXHIBIT B

PROXY                INTRABIOTICS PHARMACEUTICALS, INC.                PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2002

The undersigned hereby appoints Henry J. Fuchs, M.D. and Eric H. Bjerkholt, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the Company), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1245 Terra Bella Avenue, Mountain View, California 94043 on Wednesday, June 5, 2002 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be voted on reverse side.)

+	INTRABIOTICS PHARMACEUTICALS, INC. Wednesday, June 5, 2002 at 8:00 a.m 000000

                / /    Mark this box with an X if you have made changes to your name or address details below.

A0001

Proxy Card

Please mark vote in box in the following manner using dark ink only.		/x/	OR	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

The Management Recommends a Vote "FOR" the Directors listed below.			Management Recommends a Vote "FOR" the following proposals.

1. To elect three directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected and have qualified.	For	Withhold			For	Against	Abstain
01. Kathleen D. LaPorte 02. Gary A. Lyons 03. Jane E. Shaw, Ph.D.	/ / / / / /	/ / / / / /	2.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 70,000,000 shares.	/ /	/ /	/ /
			3.	To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.	/ /	/ /	/ /

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Signature	Date

/ /

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS AND EXERCISES
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON(1)
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
EXHIBIT A
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF INTRABIOTICS PHARMACEUTICALS, INC.